Exhibit 10.3

Amendment No. 7 To Employment Agreement

Amendment No. 7, effective as of April 25, 2013, by and between The Berkshire Bank, a New York banking corporation("Employer"), and David Lukens("Employee"), to the Agreement, dated as of January 1, 2001, between Employer and Employee (the "Employment Agreement").

WITNESSETH:

WHEREAS, Employer and Employee entered into the Employment Agreement; and

WHEREAS, Employer and Employee wish to amend the terms of the Employment Agreement with respect to the term thereof.

NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

1.  Paragraph 2 of the Employment Agreement (inadvertently identified as Paragraph 3 in Amendments Nos. 1-5 and correctly identified in Amendment No. 6) shall be amended to read in its entirety as follows:

"2.	Term of Employment. The employment by Employer of Employee pursuant hereto shall commence as of the date hereof and, subject to the provisions of paragraph 5 hereof, shall terminate on June 30, 2015. Effective July 1, 2015, unless Employee’s employment hereunder has already terminated, Employee’s employment with Employer shall be at-will and may be terminated by Employee or Employer at any time, with or without Cause or notice."

2.  Paragraph 7.3 of the Employment Agreement shall be deleted in its entirety and shall no longer be of any force or effect.

3.  Except as otherwise amended hereby, the Employment Agreement, as amended, shall continue in full force and effect unamended from and after the date hereof.

This Amendment may be executed in counterparts. Such counterparts, when taken together, shall constitute the agreement between the parties. Photographic and fax copies of such signed counterparts may be used in lieu of the originals of this Amendment for any purpose.

IN WITNESS WHEREOF, this Amendment No. 7 has been executed and delivered by the parties hereto as of the date first above written.

THE BERKSHIRE BANK

/s/ Moses Krausz
President and CEO

/s/ David Lukens
David Lukens